                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 OR 15(d) of
                       The Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported): -October 6, 2005
                              (September 30, 2005)


                                   ONEIDA LTD.

             (Exact name of registrant as specified in its charter)



            New York                                 1-5452                               15-0405700
(State or other jurisdiction of             (Commission File Number)          (IRS Employer Identification No.)
         incorporation)

     163-181 Kenwood Avenue, Oneida, New York                                      13421
     (Address of principal executive offices)                                    (Zip Code)


       Registrant's telephone number, including area code: (315) 361-3000

                                 Not Applicable
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities
    Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange
    Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

ITEM 8.01. OTHER EVENTS.

In March 2005, the Company filed an application with the Internal Revenue Service (the "IRS") seeking a waiver with respect to its 2004 plan year minimum funding requirements in the amount of approximately $7,811,000 for the Retirement Plan for Employees of Oneida Ltd. (the "Plan"). On September 30, 2005, the IRS granted the Waiver, subject to certain conditions, including the provision of acceptable collateral to the Pension Benefit Guaranty
Corporation (the"PBGC"). The Company has begun discussions with the PBGC regarding the collateral which most likely will take the form of a junior lien on the Company's assets.

Pursuant to the Waiver, the required minimum funding contributions for the 2004 plan year will be paid to the Plan trust with interest over the next four years with the first payment to be made in April 2006. These payments will be made pro rata in equal quarterly installments plus interest, except for the 2006 calendar year payments, which will include a catch up payment for the 2005 calendar year obligation.



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   ONEIDA LTD.





                                        By: /s/ ANDREW G. CHURCH
                                            --------------------
                                            Andrew G. Church
                                            Senior Vice President &
                                            Chief Financial Officer

Dated: October 6, 2005